PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2038


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $150,000,000      Original Issue Date:      November 13, 2000

CUSIP Number:      59018Y CD1        Stated Maturity Date:     November 13, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|_|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|_|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:    120
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:    Fed Funds Effective     Minimum Interest Rate: Not Applicable

Spread:                 0.3700%            Maximum Interest Rate: Not Applicable

Initial Interest Rate:  TBD                Spread Multiplier:     Not Applicable

Interest Reset Dates:   Daily   commencing    November   13,  2000,  subject  to
                        following business day convention.

Interest Payment Dates: Quarterly,  on   the  13th of   February,  May,  August,
                        November, commencing February 13, 2001, subject to following business day convention.

Repayment at the
Option of the Holder:   The  Notes  cannot  be  repaid   prior  to   the  Stated
                        Maturity Date.

Redemption at the
Option of the Company:  The  Notes  cannot  be  redeemed  prior to   the  Stated
                        Maturity Date.

Form:                   The   Notes  are    being  issued  in  fully  registered
                        book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  November 7, 2000